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                                                                     Exhibit 28L
                                                                  AS AMENDED AND
                                                                       RESTATED.

                  CERTIFICATEHOLDERS' PAYMENT DATE STATEMENT

                               FCC NATIONAL BANK


________________________________________________________________________________

                         FIRST CHICAGO MASTER TRUST II
                                Series 1997 - T
                                 July 7, 1999

________________________________________________________________________________

     Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 by and between FCC National Bank, as Seller and Servicer ("FCCNB"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997 - T Supplement dated as of October 01, 1997 by and between FCCNB and the Trustee, FCCNB, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the July 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.


A.   Information Regarding the Current Distribution
     ----------------------------------------------
     (Stated on the Basis of $1,000 Original Principal Amount).
     ----------------------------------------------------------

     1.   The total amount of the distribution to
          Class A Certificateholders on the
          Payment Date per $1,000 interest  .......................      $4.215

     2.   The amount of the distribution set forth
          in paragraph 1 above in respect of
          principal on the Class A Certificates,
          per $1,000 interest  ....................................      $0.000

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on
          the Class A Certificates,
          per $1,000 interest  ....................................      $4.215

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B.   Information Regarding the Performance of the Trust.
     ---------------------------------------------------

     1.   Collections of Receivables.
          ---------------------------

     a.   The aggregate amount of Collections of
          Receivables processed for the Due Period
          with respect to the current Distribution
          Date which were allocated in respect of
          the investor Certificates of all Series  ........  $    847,253,030.10

     b.   The aggregate amount of Collections of
          Receivables processed for the Due Period
          with respect to the current Distribution
          Date which were allocated in respect of
          the Series 1997-T Certificates  .................  $     12,091,521.04

     c.   The aggregate amount of Collections of
          Receivables processed for the Due
          Period with respect to the current
          Distribution Date which were allocated
          in respect of the Class A Certificates  .........  $     10,580,080.92

     d.   The amount of Collections of Receivables
          processed for the Due Period with respect
          to the current Distribution Date which were
          allocated in respect of Class A
          Certificates, per $1000 interest  ...............  $            17.633

     e.   The amount of Excess Spread for the Due
          Period with respect to the current
          Distribution Date  ..............................  $      5,657,764.71

     f.   The amount of Reallocated Principal
          Collections for the Due Period with
          respect to the current Distribution
          Date allocated in respect of the
          Class A Certificates  ...........................  $              0.00

     g.   The amount of Excess Finance Charge
          Collections allocated in respect of the Series
          1997 - T Certificates, if any  ..................  $              0.00

     h.   The amount of Excess Principal Collections
          allocated in respect of
          the Series 1997-T Certificates, if any ..........  $              0.00

     2.   Receivables in Trust.
          ---------------------

     a.   Aggregate Principal Receivables for the
          Due Period with respect to the current
          Distribution Date (which reflects the
          Principal Receivables represented by the
          Exchangeable Seller's Certificate and by
          the Investor Certificates of all Series) ........  $ 16,175,668,948.51

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     b.   The  amount of Principal Receivables in
          the Trust represented by the Series 1997 - T
          Certificates (the "Adjusted Invested Amount") for
          the Due Period with respect to the current
          Distribution Date  ................................   $685,714,286.00

     c.   The  amount of Principal Receivables
          in the Trust represented by the Class A
          Certificates (the "Class A Adjusted Invested
          Amount") for the Due Period with respect to the
          current Distribution Date  ........................   $600,000,000.00

     d.   The Invested  Amount for the Due Period
          with respect to the current Distribution Date  ....   $685,714,286.00

     e.   The Class A Invested  Amount for the Due
          Period with respect to the current
          Distribution Date  ................................   $600,000,000.00

     f.   The Invested Percentage with respect to
          Finance Charge Receivables (including
          Interchange) and Defaulted Receivables for
          the Series 1997 - T  Certificates for the Due
          Period with respect to the current
          Distribution Date  ................................             4.239%

     g.   The Invested Percentage with respect to
          Principal Receivables for the Series 1997 - T
          Certificates for the Due Period with respect
          to the current Distribution Date  .................             4.239%

     h.   The Class A Floating Percentage for the
          Due Period with respect to the current
          Distribution Date  ................................             87.50%

     i.   The Class A Principal Percentage for the
          Due Period with respect to the current
          Distribution Date  ................................             87.50%

     j.   The Collateral Floating Percentage for the
          Due Period with respect to the current
          Distribution Date  ................................             12.50%

     k.   The Collateral Principal Percentage for the
          Due Period with respect to the current
          Distribution Date  ................................             12.50%

     3.   Delinquent Balances.
          --------------------

          The aggregate amount of outstanding balances
          in the Accounts which were 30 or more days
          delinquent as of the end of the Due
          Period for the current Distribution Date  .........   $779,453,888.10

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     4.   Investor Default Amount.
          ------------------------

     a.   The aggregate amount of all Defaulted
          Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1997 - T
          Certificates (the "Investor Default Amount").

          1.   Investor Default Amount   ....................     $3,973,068.46

          2.   Recoveries  ..................................     $  168,265.42

          3.   Net Default Receivables  .....................     $3,804,803.04

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount  .....................     $3,476,434.90

          2.   Recoveries  ..................................     $  147,232.25

          3.   Net Default Receivables  .....................     $3,329,202.65

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount  .....................     $  496,633.56

          2.   Recoveries  ..................................     $   21,033.17

          3.   Net Default Receivables  .....................     $  475,600.39

     5.   Investor Charge-offs.
          ---------------------

     a.   The amount of the Class A Investor
          Charge-Offs per $1,000 interest after
          reimbursement of any such Class A
          Investor Charge-Offs for the Due Period
          with respect to the current Distribution
          Date  .............................................     $        0.00

     b.   The amount attributable to Class A Investor
          Charge-Offs, if any, by which the principal balance
          of the Class A Certificates exceeds the
          Class A Adjusted Invested Amount as of the end
          of the day on the Record Date with
          respect to the current Distribution Date  .........     $        0.00

     c.   The amount of the Collateral Charge-
          Offs, if any, for the Due Period with
          respect to the current Distribution Date  .........     $        0.00

     6.   Monthly Servicing Fee.
          ----------------------

     a.   The amount of the Monthly Servicing Fee
          payable by the Trust to the Servicer
          with respect to the current Distribution
          Date  .............................................     $  428,571.43

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     b.   The amount of the Interchange Monthly
          Servicing Fee payable to the Servicer
          with respect to the current Distribution
          Date  .............................................    $   714,285.71

     7.   Available Cash Collateral Amount.
          ---------------------------------

     a.   The amount, if any, withdrawn
          from the Cash Collateral Account
          for the current Distribution Date
          (the "Withdrawal Amount") .........................    $         0.00

     b.   The amount available to be withdrawn from
          the Cash Collateral Account as of the
          end of the day on the current Distribution
          Date, after giving effect to all with-
          drawals, deposits and payments to be
          made on such Distribution Date (the
          "Available Cash Collateral Amount"
          for the next Distribution Date) ...................    $ 6,857,143.00

     c.   The amount as computed in 7.b as a
          percentage of the Class A Adjusted Invested
          Amount after giving effect to all reductions
          thereof on the current Distribution
          Date ..............................................             1.143%

     8.   Collateral Invested Amount.
          ---------------------------

     a.   The Collateral Invested Amount for the
          current Distribution Date  ........................    $85,714,286.00

     b.   The Collateral Invested Amount after
          giving effect to all withdrawals,
          deposits, and payments on the current
          Distribution Date  ................................    $85,714,286.00

     9.   Total Enhancement.
          ------------------

     a.   The total Enhancement for the current
          Distribution Date  ................................    $92,571,429.00

     b.   The total Enhancement after giving effect
          to all withdrawals, deposits and
          payments on the current Distribution
          Date  .............................................    $92,571,429.00

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C.   The Pool Factor.
     ----------------

          The Pool Factor (which represents the ratio of
          the Class A Adjusted Invested Amount on the last
          day of the month ending on the Record Date
          adjusted for Class A Investor Charge-Offs set
          forth in B.5.a. above and for the distributions
          of principal set forth in A.2 above to the
          Class A Initial Invested Amount).  The amount
          of a  Class A Certificateholder's pro rata share
          of the Class A Invested Amount can be determined
          by multiplying the original denomination of the
          holder's Class A Certificate by the Pool
          Factor  ...........................................      100.00000000%

D.   Principal Funding Account.
     --------------------------

     1.   The Principal Funding Investment Proceeds
          deposited in the Collection Account for the
          current Distribution Date to be treated as
          Class A Available Funds  ..........................             $0.00

     2.   The Excess Principal Funding Investment
          Proceeds for the current Distribution Date  .......             $0.00

     3.   The Principal Funding Account Balance as of
          the end of day on the current Distribution
          Date  .............................................             $0.00

     4.   The Deficit Controlled Accumulation Amount
          for the preceding Due Period  .....................             $0.00

E.   Reserve Account.
     ----------------

     1.   The Reserve Draw Amount for the current
          Distribution Date  ................................             $0.00

     2.   The amount on deposit in the Reserve Account
          as of the end of the day on the current
          Distribution Date (the "Available Reserve
          Account Amount" for the next Distribution Date) ...     $1,500,000.00


                              FCC National Bank,
                              Servicer



                              By  /s/ James A. Harwood
                                  --------------------
                              Title:  Vice President

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